Exhibits to be filed by EDGAR with 2000 10-K


      3-F     By-Laws of Met-Ed as amended May 16, 2000.

      3-H     By-Laws of Penelec as amended May 16, 2000.

      4-L Indenture of GPU, Inc., dated as of December 1, 2000, between GPU, Inc. and United States Trust Company of New York.

      10-A GPU Companies Deferred Compensation Plan as amended through August 8, 2000.

      10-H Deferred Remuneration Plan for Outside Directors of JCP&L as amended and restated effective August 8, 2000.

      10-L Letter agreement dated August 8, 2000 relating to terms of employment and pension benefits for I.H. Jolles.

      10-M GPU, Inc. Restricted Stock Plan for Outside Directors as amended and restated as of August 8, 2000.

      10-N Retirement Plan for Outside Directors of GPU, Inc. as amended and restated as of August 8, 2000.

      10-O Deferred Remuneration Plan for Outside Directors of GPU, Inc. as amended and restated effective August 8, 2000.

      10-W Form of 2000 Stock Option Agreement under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries.

      10-X Form of 2000 Performance Units Agreement under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries.

      10-Y Deferred Stock Unit Plan for Outside Directors of GPU, Inc. as amended effective August 8, 2000.

      10-Z Form of 2000 MYR Group Inc. Performance Units Agreement under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries.

      10-EE GPU Companies Supplemental Executive Retirement Plan, as amended through August 9, 2000.

      12 Statements Showing Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

              A - GPU, Inc. and Subsidiary Companies
              B - JCP&L
              C - Met-Ed
              D - Penelec


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      21      Subsidiaries of the Registrants

              A - JCP&L
              B - Met-Ed
              C - Penelec

      23      Consent of Independent Accountants

              A - GPU, Inc.
              B - JCP&L
              C - Met-Ed
              D - Penelec